Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-82563 on Form S-8 of White Mountains Insurance Group, Ltd. of our report dated June 20, 2012, appearing in this Annual Report on Form 11-K of the Sirius International Holding Company, Inc. (formerly known as White Mountains Holding Company, Inc.) 401(k) Savings and Investment Plan for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

New York, New York
June 20, 2012